Exhibit 10.69

FIRST AMENDMENT AGREEMENT

THIS FIRST AMENDMENT AGREEMENT dated as of the 31 August 1999, is entered into between LAM Research Corporation ("LRC") and Credit Suisse Financial Products ("CSFP") and amends the ISDA Master Agreement dated as of 1 June 1999 between LRC and SCFP (the "Agreement").

NOW IT IS HEREBY AGREED as follows:

1.      Definitions

1.1 Capitalised terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

1.2 The Agreement shall continue in full force and effect as amended from time to time (including by this First Amendment Agreement), and all references to the Agreement shall be construed as a reference to the Agreement as so amended.

2.      Amendments

        Part 1(h) of the Schedule to the Agreement is hereby deleted in its entirety and replaced with the following:-

        "(h) Additional Termination Event. The following shall be an Additional Termination Event with respect to Party B for the purposes of this Agreement, with Party B as the sole Affected Party:-.

               Party B fails to maintain, as reasonable determined by Party A, a Cash Balance of USD75,000,000.

               For the purpose of this Additional Termination Event the following definitions shall apply:-

               "Cash Balance" means the sum of cash and Cash Equivalents as reported in Party B's last filed quarterly unaudited or annually audited accounts and for the avoidance of doubt "Cash Balance" shall not include restricted cash as reported in Party B's last filed quarterly unaudited or annually audited accounts.

               "Cash Equivalents" shall mean (I) securities issued directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than two years from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia, having capital, surplus and undivided profits aggregating in excess of US$500,000.00 with maturities of not more than two years from the date of acquisition, (iii) repurchase obligations with a term not more than 30 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Rating Service, a division of McGraw-Hill Inc., or at least P-1 or the equivalent thereof by Moody's Investors Service. Inc., and in each case maturing not more than one year after the date of acquisition by such person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above,
        (vi) demand deposit accounts maintained in the ordinary course of business and (vii) any investment made or held consistent with and authorized by Party B's Investment Rules (a copy of which is attached hereto)."

3.      Miscellaneous Provisions

        The provisions of or incorporated in the Agreement relating to Powers (Section 3(a)(ii), No Violation or Conflict (Section 3(a)(iii)), Consents (Section 3(a)(iv), Obligations Binding (Section 3(a)(v)), Entire Agreement (Section 9(a)), Amendments (Section 9(b)), Survival of Obligations (Section 9(c)), Remedies

        Cumulative (Section 9(d)), No Waiver of Rights (Section 9 (f)), Heading (Section 9(g)), Notices (Section 12), Jurisdiction (Section 13(b)), Service of Process (Section 13(c)) and Waiver of Immunities (Section 13(d)) shall also apply to this First Amendment Agreement as though such provisions were set forth in full herein (except that references in such provisions to the Agreement shall be deemed to be references to this First Amendment Agreement).

4.      Governing Law

        This First Amendment Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice to law doctrine).

        IN WITNESS WHEREOF, the parties hereto have duly executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

        LAM RESEARCH CORPORATION

        By:    Craig Garber, Vice President, Finance, and Treasurer,
               October 21, 1999

        CREDIT SUISSE FINANCIAL PRODUCTS

        By: